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 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

MWI Veterinary Supply, Inc.
(Exact name of registrant as specified in its charter)

Delaware	02-0620757
(State of incorporation or organization)	(IRS Employer Identification No.)

651 S. Stratford Drive, Suite 100, Meridian, Idaho	83642
(Address of principal executive offices)	(Zip Code)

        If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☐

        If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☒

        Securities Act registration statement file number to which this Form relates:    333-124264

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None.

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $.01 per share (Title of class)

(Title of class)

Item 1.    Description of Registrant's Securities to be Registered

        A complete description of the Common Stock, par value $.01 per share, of MWI Veterinary Supply, Inc. (the "Registrant") which is to be registered hereunder is contained under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (Registration No. 333-124264), filed by the Registrant with the Securities and Exchange Commission on April 22, 2005, as amended from time to time (the "Registration Statement"). Such description is hereby incorporated by reference.

Item 2.    Exhibits

        The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Document
1.1	Specimen Certificate for Registrant's Common Stock—incorporated herein by reference to Exhibit 4.1 to the Registration Statement
2.1	Form of Amended and Restated Certificate of Incorporation—incorporated herein by reference to Exhibit 3.1 to the Registration Statement.
2.2	Form of Amended and Restated Bylaws—incorporated herein by reference to Exhibit 3.2 to the Registration Statement.

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SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MWI VETERINARY SUPPLY, INC.
By	/s/ JAMES F. CLEARY, JR. James F. Cleary, Jr. President and Chief Executive Officer

Date: August 1, 2005

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  Item 1. Description of Registrant's Securities to be Registered
  Item 2. Exhibits
SIGNATURE